Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-8 of our report dated October 16, 2000, except for Note 17, as to which the date is November 30, 2000, appearing in the Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 2000, and to the reference to us under the heading "Experts" in the prospectuses, which are part of this Registration Statement.



DELOITTE & TOUCHE  LLP
Costa Mesa, California
November 5, 2001